UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 14, 2013

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2013, Whirlpool Corporation, Whirlpool S.A., Whirlpool’s Brazilian subsidiary (collectively “Whirlpool”), and Jose A. Drummond, Executive Vice President and President, Whirlpool Europe, Middle East and Africa, entered into a Business Confidentiality, Non Competition and Other Covenants Agreement (the “Agreement”).

Under the Agreement, Mr. Drummond will resign from his position as an executive officer of Whirlpool Corporation, on May 1, 2013 and will continue to serve as President of the Board of Whirlpool, S.A., until December 30, 2013 (the “Transition Period”). The Agreement calls for continuation of his monthly base salary of 127,692 reais (approximately U.S. $65,050) and benefits through the Transition Period. Mr. Drummond will not be eligible for any incentive compensation for the 2013 performance period and at the end of the Transition Period, he will forfeit his unvested stock options, restricted stock units, and performance cash awards.

Under the Agreement, Mr. Drummond agrees, among other things, to refrain from (a) engaging in any activity which may be in conflict with Whirlpool’s interests, including the manufacturing, distribution, sales, import, export and rendering of services related to products of the same type as Whirlpool products, and (b) soliciting any employee or representative of Whirlpool, or otherwise interfering in any business relationship of Whirlpool, through April 30, 2015. He further agrees to release Whirlpool, its subsidiaries and affiliates from all claims arising out of or related to his relationship with Whirlpool. In consideration for these commitments, Mr. Drummond will receive a lump sum cash payment of 2,170,764 reais, equivalent to seventeen months of base salary, (approximately U.S. $1,110,000). In addition, for a period of up to twelve months following the Transition Period or until he commences employment with another employer, whichever occurs first, Mr. Drummond will remain eligible for continuation of medical, dental and life insurance benefits.

Under Brazilian law and the terms of his existing employment agreement, Mr. Drummond is entitled to severance compensation and benefits, consisting of (a) a statutory payment of 471,042 reais (approximately U.S. $240,000) (b) a contribution of 546,184 reais (approximately U.S. $278,000), to Fundo de Garantia do Tempo De Servico, a government severance indemnity fund, on behalf of Mr. Drummond; and (c) a lump sum cash payment of 1,660,000 reais equivalent to thirteen months of base salary (approximately U.S. $850,000). Mr. Drummond will continue to be entitled to tax services and tax equalization payments related to his European assignment pursuant to the terms of his expatriate arrangement.

The above description of the Agreement is qualified in its entirety by reference to a translation of the Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Business Confidentiality, Non Competition and Other Covenants Agreement between Whirlpool Corporation, Whirlpool S.A. and Jose A. Drummond

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: March 15, 2013	By:	/s/ KIRSTEN J. HEWITT
	Name:	Kirsten J. Hewitt
	Title:	Senior Vice President Corporate Affairs, General Counsel, and Corporate Secretary